sSCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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JULIUS BAER GLOBAL EQUITY FUND INC.

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N/A

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[Julius Baer Funds Letterhead]

Dear Shareholder:

We are writing to follow-up on previously mailed proxy materials regarding the Special Meeting of Shareholders of the Julius Baer Funds, which is scheduled for May 15, 2008.  You are receiving this letter because to date we have not received your vote on the important proposal affecting the Fund. For the reasons set forth in the proxy materials previously delivered to you, THE BOARDS OF THE JULIUS BAER INVESTMENT FUNDS AND THE JULIUS BAER GLOBAL EQUITY FUND, INC. UNANIMOUSLY RECOMMEND THAT YOU VOTE IN FAVOR OF THE PROPOSAL AND BELIEVE THE PROPOSAL IS IN THE BEST INTERESTS OF EACH OF THE FUND’S SHAREHOLDERS.  We would ask that you vote on this important matter today to ensure that your voice is heard.

Your Vote Is Important!

Although the response thus far has been favorable, not enough votes have been cast to meet the necessary requirements.

To simplify the voting process, we offer you three convenient voting options.  We encourage you to utilize one of the following easy options today to record your vote promptly:

1.
Vote by Touch-Tone.  You may cast your vote by telephone by calling the toll-free number listed on the enclosed proxy card and following the simple instructions.  Please have your proxy materials, including the control number on your proxy card, available.

2.
Vote via the Internet.  You may cast your vote using the internet by logging onto the internet address located on the enclosed proxy card and following the instructions on the website.  Please have your proxy materials, including the control number on your proxy card, available.

3.	Vote by Mail. You may cast your vote by mail by signing, dating and mailing the enclosed voting instruction form or proxy card in the postage-prepaid return envelope provided.

If you have any questions regarding the proposal or voting process, or would like to obtain additional copies of the materials, do not hesitate to call our proxy solicitor, D.F. King & Co., Inc., whom you may also receive a call from, toll-free at (800) 628-8510.

YOUR VOTE IS VERY IMPORTANT.

PLEASE VOTE YOUR SHARES TODAY.

Shareholder Votes Still Needed

Julius Baer International Equity Fund
Julius Baer International Equity Fund II
Julius Baer Total Return Bond Fund
Julius Baer Global High Income Fund
Julius Baer Global Equity Fund
Julius Baer U.S. Microcap Fund
Julius Baer U.S. Smallcap Fund
Julius Baer U.S. Midcap Fund
Julius Baer U.S. Multicap Fund

Dear Financial Advisor:

Your clients with investments in the Julius Baer Funds (the Trust and Global Equity Fund, collectively, the “Julius Baer Funds”) were recently mailed important proxy information concerning the proposed Investment Advisory Agreements, between the Julius Baer Funds and Julius Baer Investment Management LLC.  Although the response thus far has been overwhelmingly favorable, we have not yet received the necessary participation to meet all of the voting requirements.

To obtain the necessary votes needed to pass the proposal, we are contacting your clients through several mailings and, when possible, through e-mails and telephone calls to educate them and ask for their proxy vote.

We ask for your assistance in urging your clients to cast their proxy vote by using one of the easy voting options described in the proxy materials. If you have authority to vote on behalf of your clients, please call our proxy solicitor, D.F. King, at 800-628-8510 today. Also, please call this number if you or your clients have any questions about the proxies or need assistance voting. We greatly appreciate your efforts in encouraging your clients’ participation in this important matter.

 Thank you.

Julius Baer Investment Funds
Julius Baer Global Equity Fund Inc.